EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 14, 2006 in the Registration Statement (Form SB-2 No. 33-__________) and related Prospectus of Gryphon Gold Corporation for the registration of 10,100,050 shares of its common stock.

Vancouver, Canada

June 5, 2007